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                                                                  EXHIBIT 23.1.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 2003, accompanying the financial statements of Countrywide Securities Corporation appearing in the Current Report on Form 8-K of Countrywide Financial Corporation dated March 4, 2003, which is incorporated by reference in this Registration Statement on Form S-3 (the "Registration Statement"). We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP



Los Angeles, California
March 4, 2003